Exhibit 10.1

FIRST Amendment to CONVERTIBLE PROMISSORY NOTE

This First Amendment to Convertible Promissory Note (the “First Amendment”) is entered into as of November 7, 2019, by and between ERBA Diagnostics, Inc., a Delaware corporation (“Maker”), and Erba Diagnostics Mannheim GmbH, a company organized under the laws of Germany which is the majority stockholder of Maker (“Holder”).

WHEREAS, Maker entered into that certain Convertible Promissory Note, dated as of July 31, 2018 (the “Note”), in favor of Holder, which provides for a loan of up to eight million United States dollars (U.S.$8,000,000.00); and

WHEREAS, Maker and Holder desire to amend the Note to increase the aggregate Principal by one million United States dollars (U.S.$1,000,000.00).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Maker and Holder hereby agree as follows:

1.     Recitals; Definitions. The recitals set forth above are true and correct, and incorporated herein by reference. Capitalized terms used but not defined in this First Amendment shall have the meanings ascribed to them in the Note.

2.     Amendment. The Note is hereby amended as follows:

a.     The first paragraph of the Note is hereby deleted and replaced in its entirety as follows:

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, the undersigned, ERBA Diagnostics, Inc., a Delaware corporation (“Maker”), promises to pay to the order of Erba Diagnostics Mannheim GmbH, a company organized under the laws of Germany which is the majority stockholder of Maker (“Holder”), the principal sum of Nine Million United States dollars (U.S.$9,000,000.00) or so much thereof as may be loaned by Holder to Maker (the “Principal”), plus interest (the “Interest”) on the Principal from time to time remaining unpaid, calculated at the simple rate of three and one-half percent (3.5%) per annum, and payable as hereinafter set forth. Interest shall be calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed.

b.	Section 1 of the Note is hereby deleted and replaced in its entirety as follows:

Advances. From time to time, prior to the Maturity Date (as defined below), Holder may make advances to Maker, which Maker shall pay and may reborrow, so long as the aggregate amount of advances outstanding at any one time shall not exceed Nine Million United States dollars (U.S.$9,000,000.00).

3.     Miscellaneous. This First Amendment may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. All references to the “Note” in the Note shall mean the Note as modified by this First Amendment. Except as set forth in this First Amendment, the Note shall remain unchanged and in full force and effect and is hereby ratified and confirmed as so amended.

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IN WITNESS WHEREOF, each of Maker and Holder have caused this First Amendment to be executed as of the day and year first above written.

ERBA Diagnostics, Inc.,

a Delaware corporation

By: /s/ David Barka

Name: David Barka

Title: Interim Chief Executive Officer

Erba Diagnostics Mannheim GmbH,

a company organized under the laws of Germany

By: /s/ Suresh Vazirani

Name:     Suresh Vazirani

Title: Chief Executive Officer and Managing Director

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